For:	Evans Bancorp, Inc. 14-16 North Main Street Angola, New York 14006	Contact: Mark DeBacker, Treasurer Phone: (716) 926-2000 Fax: (716) 926-2005

SECOND QUARTER 2005 NET INCOME UP 9.0 PERCENT AT EVANS BANCORP
SOLID LOAN AND INSURANCE INCOME GROWTH OVER PRIOR YEAR

Angola, N.Y.-August 2, 2005-Evans Bancorp, Inc. (Nasdaq: EVBN) today reported strong revenue and earning asset growth for the quarter ended June 30, 2005. Evans Bancorp, Inc. is the holding company for Evans National Bank, a commercial bank with 10 Western New York branches, and approximately $462.5 million in assets. It is also the holding company for Evans National Financial Services, Inc., whose subsidiary, ENB Insurance Agency, Inc., has 12 office locations in Erie, Niagara, Cattaraugus and Chautauqua counties.

Second Quarter Performance Highlights:

•	Net loans grew by $17.7 million, or an annualized 31.8 percent in the second quarter 2005

•	Insurance service and fees increased by 41.6 percent, or $0.4 million, in comparison to the second quarter 2004

•	Net interest income grew by 13.7 percent, or $0.4 million, in comparison to the second quarter 2004

•	Average earning assets grew by 16.1 percent, or $58.0 million, in comparison to the second quarter 2004

•	Net income grew by 9.0 percent, or $97 thousand, over second quarter 2004

“Our second quarter performance was driven by strong loan and insurance division growth,” said President and CEO, James Tilley. “The Bank’s results continue to reflect our commitment to a strategy of prudent growth and revenue diversification. This is illustrated by our entry into the small ticket leasing business in December 2004, along with our continued investment in commercial lending. Our intention during the remainder of 2005, is to continue redeploying earning assets into higher-yielding loan products. Our strong insurance division performance reflects the successful integration of the business we acquired in October 2004.”

Net Income

Net income was $1.2 million or $0.45 per basic and diluted share for the quarter ended June 30, 2005 as compared to $1.1 million or $0.41 per basic and diluted share for the quarter ended June 30, 2004. On a year-to-date basis, net income was $2.4 million or $0.94 per basic and diluted share for the six months ended June 30, 2005, as compared to $2.2 million or $0.86 per basic and diluted share for the six months ended June 30, 2004.

All June 30, 2004 share and per share data included in this press release have been adjusted for the five percent stock dividend paid in December 2004.

Financial Position

Total assets at June 30, 2005 were $462.5 million, an increase of $5.1 million or 1.1 percent in comparison to March 31, 2005.

Total deposits for the quarter increased 1.4 percent to $362.0 million at June 30, 2005 from $357.0 million at March 31, 2005, despite a seasonally anticipated outflow of municipal deposits. Muni-Vest deposits decreased 21.7 percent or $15.4 million during the quarter, due to the normal outflow of municipal funds which occurs during the second and third quarters of the calendar year, prior to school tax collections in the fall. The decrease in Muni-Vest deposits was offset by growth in time deposits over $100 thousand, which increased 36.3 percent or $15.7 million, along with an increase in demand deposits of 9.8 percent or $5.7 million from the quarter ended March 31, 2005.

Non-performing loans as a percentage of total loans outstanding were 0.73 percent at June 30, 2005 as compared to 0.99 percent at March 31, 2005. Net charge-offs totaled $202 thousand in the second quarter 2005, as compared to net recoveries of $29 thousand in the first quarter 2005 due primarily to the partial charge-off of a commercial credit. The allowance for loan losses totaled $3.2 million, or 1.30 percent of gross loans outstanding, at June 30, 2005, as compared to $3.2 million or 1.41 percent of gross loans outstanding at March 31, 2005, also due primarily to the partial charge-off of a commercial credit mentioned above.

Strong loan growth in the second quarter was funded with maturities and sales of securities of $3.9 million and declines in federal funds sold of $8.9 million, along with deposit growth. At June 30, 2005, total net loans outstanding were $240.5 million, or 52.0 percent of total assets, as compared to $222.7 million or 48.7 percent of total assets at March 31, 2005. Commercial loan growth was bolstered by solid core lending to the Bank’s target market, as well as continued success in equipment leasing by the Bank’s wholly-owned subsidiary, Evans National Leasing, which was acquired in December 2004.

Operational Results

Net interest income for three month period ended June 30, 2005 was $3.6 million, an increase of $0.4 million over the same period in 2004, and is primarily as a result of growth in interest-earning assets and the Company’s entry into the small ticket leasing business through Evans National Leasing.

The net interest margin for the three month period ended June 30, 2005 was 3.45%, as compared to 3.52% for the same period in 2004. This decrease is primarily due to an increase in the Bank’s cost of interest-bearing liabilities in the three month period ended June 30, 2005, to 2.34%, from 1.59% in the same period of 2004. Muni-Vest deposits, savings deposits, time deposits, borrowings, and interest on the Company’s junior subordinated debentures issued in October 2004 were the primary drivers of this increase in the cost of funds. The increase in the cost of funds was partially offset by higher yields on loans due to prime rate increases and a higher earned yield on increasing balances of lease receivables.

Non-interest income was $2.5 million for the three month period ended June 30, 2005, an increase of $0.6 million, or 29.4% over the same period in 2004. These increases were primarily a result of increased insurance fee revenue for the three month period ended June 30, 2005, of $0.4 million or 41.6%, as compared to the same period in 2004. The increased insurance fee revenue was primarily the result of ENB Insurance Agency’s acquisition of Ulrich & Company, Inc. in October 2004. Additionally, in June 2005, the Bank was the beneficiary of life insurance proceeds received with respect to a former director for approximately $0.1 million.

Non-interest expense was $4.3 million for three month period ended June 30, 2005, an increase of $0.8 million, or 21.4% over the same period in 2004. Salary and employee benefit expense for the three month period ended June 30, 2005 increased $0.4 million from the same period in 2004 due to Company growth and merit pay increases awarded in early 2005, as well as an increase in the number of employees related to acquisitions completed in the fourth quarter of 2004. In addition, occupancy expense for the three month period ended June 30, 2005 increased $0.1 million, over the same period in 2004, primarily due to Company growth, including the new office location for Ulrich & Company in Lockport, New York in October 2004 and the Bank’s move to new administrative offices in Hamburg, New York in July 2004. Additionally, in the three month period ended June 30, 2005, there was an aggregate $0.3 million increase over the same period in 2004 for the following: advertising and public relations expenses increased due to efforts to promote the Bank’s name in its new markets; professional services expenses increased due to the Bank’s engagement of an outside consultant for a revenue enhancement project; and other expenses increased primarily due to acquisitions completed in the fourth quarter of 2004.

“We continue to search out additional bank branch expansion opportunities as a strategy for maintaining growth in our core market area. At the same time, we have also launched an internal initiative to improve the Company’s efficiency ratio, which reflects the Company’s de novo expansion strategy, as well as investments necessary to create a platform to support our growth strategy,” Tilley said.

• * * * *

Attached are Financial Highlights and Unaudited Consolidated Balance Sheets, Consolidated Statements of Income, and Condensed Consolidated Average Balance Sheets and Annualized Rates for Evans Bancorp, Inc. for the three and six month periods ended June 30, 2005.

A conference call will be held with Company management at 11:00 a.m. (ET) on Wednesday August 3, 2005 to discuss our results for the second quarter 2005 at 1-866-578-5771 (request Q2 Evans Bancorp Inc., Earnings Conference Call – passcode 59187236). An audio recording will be available beginning one hour after the call through August 10, 2005 at 12:00 p.m., and may be accessed at 1-888-286-8010, passcode 93037390. The call will also be simultaneously broadcast live over the Internet through a link located at the following location: http://www.evansbancorp.com/investRel_conf.cfm and will be archived at the same location, accessible for one year following the call. There is no charge to access either event.

Evans Bancorp, Inc. is a financial holding company and is the parent company of Evans National Bank, a commercial bank with 10 branches located in Western New York, which had approximately $462.5 million in assets and approximately $362.0 million in deposits at June 30, 2005. Evans National Bank’s wholly-owned subsidiaries include Evans National Leasing, Inc., a general business equipment leasing company, and ENB Associates Inc., which provides non-deposit investment products. ENB Insurance Agency, Inc., a retail property and casualty insurance agency with 12 offices in Erie, Niagara, Cattaraugus and Chautauqua counties of Western New York, is an indirect, wholly-owned subsidiary of Evans Bancorp Inc. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include, among others, the following: (1) competitive pressures among financial services companies; (2) general economic conditions; (3) changes in legislation or regulatory requirements; (4) difficulties in achieving operating efficiencies; and (5) difficulties in integrating acquired companies’ businesses. Additional information on factors that could affect the Company’s business and results is discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

EVANS BANCORP, INC. AND SUBSIDIARIES
UNAUDITED FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30,
	2005	2004	Change
	(In thousands except share and per share amounts)
Performance
Net Income	$1,175	$1,078	9.0%
Per Common Share:
Basic Earnings*	$0.45	$0.41	9.8%
Diluted Earnings*	$0.45	$0.41	9.8%
Common shares outstanding
Average-diluted*	2,596,751	2,599,901	(0.1)%
Period end-basic*	2,593,944	2,598,098	(0.2)%
Return on (annualized)
Average total assets	1.02%	1.10%
Average stockholders’ equity	13.19%	12.91%
Net interest income	$3,595	$3,163	13.7%
Yield on average earning assets	5.46%	4.85%
Cost of interest-bearing liabilities	2.34%	1.59%
Net interest spread	3.12%	3.26%
Contribution of interest-free funds	0.33%	0.26%
Net interest margin	3.45%	3.52%
Net charge-offs to average total
loans (annualized)	0.3%	(0.1)%
Loan quality
Non-accrual loans	$1,603	$289
Accruing loans past due 90 days or more	$185	$340

Total non-performing loans	$1,788	$629
Non-performing loans to total loans	0.73%	0.31%
Allowance for loan losses to total loans	1.30%	1.42%

*All June 30, 2004 share and per share data have been adjusted to reflect the five percent stock dividend paid on December 30, 2004

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2005 and December 31, 2004
(Unaudited)
	June 30,	December 31,
	2005	2004
	(In thousands except share and
	per share amounts)
ASSETS
Cash and due from banks	$14,311	$8,124
Interest bearing accounts in other banks	—	984
Securities:
Available-for-sale, at fair value	169,007	166,817
Held-to-maturity, at amortized cost	4,621	3,062
Loans, net	240,457	217,599
Properties and equipment, net	8,310	7,747
Goodwill	9,532	9,219
Intangible assets	2.916	3,170
Bank-owned life insurance	7.580	7,943
Other assets	5,806	4,377

TOTAL ASSETS	$462,540	$429,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$63,508	$54,013
NOW accounts	11,904	11,650
Regular savings	93,111	101,540
Muni-Vest savings	55,393	40,235
Time deposits	138,130	94,490

Total deposits	362,046	301,928
Other borrowed funds	40,391	68,034
Junior subordinated debentures	11,330	11,330
Securities sold under agreements to repurchase	5,640	7,306
Other liabilities	6,347	4,970

Total liabilities	425,754	393,568

STOCKHOLDERS’ EQUITY
Common stock, $.50 par value; 10,000,000 shares authorized;
2,615,123 and 2,615,123 shares issued, respectively, and
2,594,311 and 2,592,423 shares outstanding, respectively	1,307	1,307
Capital surplus	23,455	23,361
Retained earnings	12,365	10,808
Accumulated other comprehensive income (loss), net of tax	176	563
Less: Treasury stock, at cost (20,812 and 22,700 shares, respectively)	(517)	(565)

Total stockholders' equity	36,786	35,474

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$462,540	$429,042

	EVANS BANCORP, INC. AND SUBSIDIARIES
	CONSOLIDATED STATEMENTS OF INCOME
	Three and Six Months June 30, 2005 and 2004 (Unaudited)
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2005	2004	2005	2004
		(In thousands except share		(In thousands except share
INTEREST INCOME		and per share amounts)		and per share amounts)
	Loans	$3,886	$2,885	$7,414	$5,656
	Federal funds sold/Interest on deposits at other banks	63	30	99	51
	Securities:
	Taxable	1,257	904	2,402	1,581
	Non-taxable	488	539	978	1,093

	Total interest income	5,694	4,358	10,893	8,381
INTEREST EXPENSE
	Deposits	1,599	1,012	2,849	1,858
	Borrowings	342	183	786	363
	Junior subordinated debentures	158	—	301	—

	Total interest expense	2,099	1,195	3,936	2,221
NET INTEREST INCOME		3,595	3,163	6,957	6,160
PROVISION FOR LOAN LOSSES		188	136	339	272

NET INTEREST INCOME AFTER
	PROVISION FOR LOAN LOSSES	3,407	3,027	6,618	5,888
NON-INTEREST INCOME:
	Bank service charges	500	480	988	910
	Insurance service and fees	1,549	1,094	3,576	2,483
	Net gain on sales of securities	12	—	105	144
	Premium on loans sold	3	2	12	7
	Bank-owned life insurance	103	101	206	172
	Life insurance proceeds	80	—	80	—
	Other	260	261	568	553

	Total non-interest income	2,507	1,938	5,535	4,269
NON-INTEREST EXPENSE:
	Salaries and employee benefits	2,280	1,876	4,647	3,855
	Occupancy	480	397	988	806
	Supplies	92	69	197	156
	Repairs and maintenance	146	109	294	211
	Advertising and public relations	112	89	273	173
	Professional services	259	187	548	363
	Amortization of intangibles	127	84	254	172
	Other Insurance	102	86	196	173
	Other	704	648	1,390	1,271

	Total non-interest expense	4,302	3,545	8,787	7,180

INCOME BEFORE INCOME TAXES		1,612	1,420	3,366	2,977
INCOME TAXES		437	342	929	730

NET INCOME		$1,175	$1,078	$2,437	$2,247

Net income per common share-basic*		$0.45	$0.41	$0.94	$0.86

Net income per common share-diluted*		$0.45	$0.41	$0.94	$0.86

Weighted average number of common shares*		2,593,944	2,598,098	2,592,494	2,598,722

Weighted average number of diluted shares*		2,596,751	2,599,901	2,595,630	2,600,725

*All June 30, 2004 share and per share data have been adjusted to reflect the five percent stock dividend paid on December 30, 2004

		Evans Bancorp, Inc.
	Condensed Consolidated Average Balance Sheet and Annualized Rates (Unaudited)
	Three Months Ended			Three Months Ended
	June 30, 2005			June 30, 2004
	Average	Interest		Average	Interest
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(in thousands)			(in thousands)
ASSETS
Interest-earning assets:
Loans, net	$232,111	$3,886	6.70%	$192,691	$2,885	5.99%
Taxable investments	134,612	1,257	3.74%	106,238	904	3.40%
Tax-exempt investments	46,371	488	4.21%	49,821	539	4.33%
Time deposits-other bank	—	—	0.00%	1,083	4	1.63%
Federal funds sold	3,988	63	6.39%	9,268	26	1.11%

Total interest-earning assets	417,082	$5,694	5.46%	359,101	$4,358	4.85%

Non-interest earning assets
Cash and due from banks	10,101			10,642
Premises and equipment, net	8,326			6,516
Other assets	26,157			16,506

Total Assets	$461,666			$392,765

LIABILITIES & STOCKHOLDERS’
EQUITY
Interest-bearing liabilities
Now accounts	$12,165	$5	0.18%	$12,195	$6	0.20%
Savings deposits	94,666	194	0.82%	81,643	90	0.44%
Muni-Vest savings	64,377	437	2.71%	82,142	298	1.45%
Time deposits	128,648	963	2.99%	98,925	618	2.50%
Fed funds purchased	1,645	15	3.76%	551	1	0.89%
Securities sold u/a to
repurchase	5,324	10	0.73%	6,269	13	0.82%
FHLB advances	40,460	314	3.10%	18,526	164	3.54%
Junior subordinated
debentures	11,330	158	5.58%	-	—	0.00%
Notes payable	506	3	2.29%	724	5	2.63%

Total interest-bearing liabilities	359,121	$2,099	2.34%	300,975	$1,195	1.59%

Non-interest bearing liabilities
Demand deposits	60,958			53,936
Other	5,962			4,443

Total liabilities	$426,041			$359,354
Stockholders’ equity	35,625			33,411

Total Liabilities and Stockholders’
Equity	$461,666			$392,765

Net interest earnings		$3,595			$3,163

Net yield on interest earning assets			3.45%			3.52%
Interest rate spread			3.12%			3.26%